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                                                                     EXHIBIT 4.3



                          HOME INTERIORS & GIFTS, INC.

                                       and

                           THE GUARANTOR NAMED HEREIN


                    ----------------------------------------

                              SERIES A AND SERIES B

                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2008

                    ----------------------------------------

                               -------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF December 31, 2002

                               -------------------

                              THE BANK OF NEW YORK,

                              as Successor Trustee

         This SECOND SUPPLEMENTAL INDENTURE, dated as of December 31, 2002, among Home Interiors & Gifts, Inc., a Texas corporation (the "Company"), the party identified under the caption "Guarantor" on the signature page hereto (the "Guarantor") and The Bank of New York, as successor in interest to the corporate trust business of United States Trust Company of New York, as Successor Trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 4, 1998 (the "Indenture"), pursuant to which the Company issued $200,000,000 in principal amount of 10 1/8% Senior Subordinated Notes due 2008 (the "Notes"); and

         WHEREAS, Section 10.01(h) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute a guarantee (a "Subsidiary Guarantee") to comply with Section 4.13 thereof without the consent of the Holders of the Notes; and



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         WHEREAS, all acts and things prescribed by the Indenture, by law and by the Articles of Incorporation and the Bylaws of the Company, of the Guarantor and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Guarantor and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         SECTION 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantor and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 4.13 and by executing this Second Supplemental Indenture and the accompanying Subsidiary Guarantee (a copy of which is attached hereto), the Guarantor whose signature appears below is subject to the provisions of the Indenture to the extent provided for in Article 11 thereunder.

                                    ARTICLE 3

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEE.



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         SECTION 3.04. The parties may sign any number of copies of this Second
Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


                          [NEXT PAGE IS SIGNATURE PAGE]




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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date first written above.



                                             HOME INTERIORS & GIFTS, INC.



                                             By: /s/ Michael D. Lohner
                                                --------------------------------
                                                 Michael D. Lohner
                                                 President and Chief Operating
                                                 Officer



                                             GUARANTOR:


                                             BRENDA BUELL & ASSOCIATES,
                                             INC.

                                             By: /s/ Michael D. Lohner
                                                --------------------------------
                                                 Michael D. Lohner
                                                 Chief Executive Officer



                                             TRUSTEE

                                             THE BANK OF NEW YORK, as Successor
                                             Trustee


                                             By: /s/ Kevin J. Fox
                                                --------------------------------
                                                 Name: Kevin J. Fox
                                                 Title:  Assistant Treasurer